Exhibit 10.53

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT is made as of this 26th day of November, 2012, by and among AQUA PENNSYLVANIA, INC., a Pennsylvania corporation (“Borrower”), the several banks which are parties to this Agreement (each a “Bank” and collectively, “Banks”) and PNC BANK, NATIONAL ASSOCIATION in its capacity as agent for Banks (in such capacity, “Agent”).

BACKGROUND

A. Borrower, Agent and Banks are parties to a Credit Agreement, dated as of November 30, 2010 (the “Credit Agreement”), pursuant to which Banks agreed to make revolving credit loans to Borrower in an aggregate outstanding amount of up to $100,000,000 (the “Loans”). The Loans are evidenced by Borrower’s Revolving Credit Notes in the aggregate principal face amount of $100,000,000 (the “Notes”).

B. Borrower, Agent and Banks desire to extend the Termination Date of the facility and modify certain other provisions of the Credit Agreement, all on the terms and subject to the conditions herein set forth.

NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

1. Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. Effective on November 26, 2012 (the “Effective Date”) the Credit Agreement is hereby amended as follows:

(a) The definitions of “Anti-Terrorism Law” and “Termination Date” in Section 1.1 are hereby amended and restated to read in full as follows:

““Anti-Terrorism Laws”: any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).”

““Termination Date”: the earlier of (a) November 25, 2013 or any later date to which the Termination Date shall have been extended pursuant to subsection 2.8(d) hereof and (b) the date the Commitments are terminated as provided herein.”

(b) The following new definitions of “Compliance Authority”, “Covered Entity”, “Reportable Compliance Event”, “Sanctioned Country” and “Sanctioned Person” are hereby added to Section 1.1 in the appropriate alphabetical order:

““Compliance Authority”: each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department and (g) U.S. Securities and Exchange Commission.”

““Covered Entity”: the Borrower, its Affiliates and Subsidiaries, Guarantors, all owners of the foregoing, and all brokers or other agents of the Borrower acting in any capacity in connection with the Loans.”

““Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law.”

““Sanctioned Country”: a country subject to a sanctions program maintained by any Compliance Authority.”

““Sanctioned Person”: any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.”

(c) Section 3.21 is hereby amended and restated to read in full as follows:

“3.21 Anti-Money Laundering/International Trade Law Compliance. No Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country in violation of any law, regulation, order or directive enforced by any Compliance Authority or has any assets in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority. In addition to the foregoing, the Borrower represents and warrants that (i) the proceeds of the Loans will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (ii) the funds used to repay the Loans are not derived from any unlawful activity; and (iii) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws.”

(d) Section 5.7 is hereby amended by deleting the conjunction “and” from the end of subsection (d), substituting “;and” in place of the period at the end of subsection (e) and adding a new subsection (f) to read as follows:

“(f) the occurrence of a Reportable Compliance Event.”

(e) Section 5.12 is hereby amended and restated to read in full as follows:

“5.12 Anti-Terrorism Laws. Neither the Borrower nor any other Covered Entity is or shall be (i) a Person with whom any Lender is restricted from doing business under Executive Order No. 13224 or any other Anti-Terrorism Law, (ii) engaged in any business involved in making or receiving any contribution of funds, goods or services to or for the benefit of such a Person or in any transaction that evades or avoids, or has the purpose of evading or avoiding, the prohibitions set forth in any Anti-Terrorism Law, or (iii) otherwise in violation of any Anti-Terrorism Law. The Borrower shall deliver to Agent any certification or other evidence requested from time to time by Agent in its sole discretion, confirming Borrower’s and each other Covered Entity’s compliance with this Section 5.12.”

3. Loan Documents. Except where the context clearly requires otherwise, all references to the Credit Agreement in any of the Loan Documents or any other document delivered to Banks or Agent in connection therewith shall be to the Credit Agreement as amended by this Agreement.

4. Borrower’s Ratification. Borrower agrees that it has no defenses or set-offs against Banks or Agent or their respective officers, directors, employees, agents or attorneys, with respect to the Loan Documents, all of which are in full force and effect, and that all of the terms and conditions of the Loan Documents not inconsistent herewith shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms. Borrower hereby ratifies and confirms its obligations under the Loan Documents as amended hereby and agrees that the execution and delivery of this Agreement does not in any way diminish or invalidate any of its obligations thereunder.

5. Representations and Warranties. Borrower hereby represents and warrants to Agent and Banks that:

(a) The representations and warranties made in the Credit Agreement are true and correct in all material respects as of the date hereof; provided, however, that for purposes of the representations in Section 3.1 thereof, the annual and quarterly financial information referred to in such Section shall be deemed to be the most recent such information furnished to each Bank;

(b) No Default or Event of Default under the Credit Agreement exists on the date hereof; and

(c) This Agreement has been duly authorized, executed and delivered so as to constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

All of the above representations and warranties shall survive the making of this Agreement.

6. Conditions Precedent. The effectiveness of the amendments set forth herein is subject to the fulfillment, to the satisfaction of Agent and its counsel, of the following conditions precedent on or before the Effective Date:

(a) Borrower shall have delivered to Agent, with copies or counterparts for each Bank as appropriate, the following, all of which shall be in form and substance satisfactory to Agent and shall be duly completed and executed:

(i)	This Agreement;

(ii)	Copies, certified by the Secretary or an Assistant Secretary of Borrower of resolutions of the board of directors of Borrower in effect on the date hereof authorizing the execution, delivery and performance of this Agreement and the other documents and transactions contemplated hereby;

(iii)	Copies, certified by its corporate secretary of the articles of incorporation, certificate of formation, and by-laws of Borrower as in effect, or a certificate stating that there have been no changes to any such documents since the most recent date, true and correct copies thereof were delivered to Agent; and

(iv)	Such additional documents, certificates and information as Agent or Banks may require pursuant to the terms hereof or otherwise reasonably request.

(b) After giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement shall be true and correct in all material respects on and as of the date hereof.

(c) No Default or Event of Default shall have occurred and be continuing as of the date hereof.

(d) Borrower shall have paid to Agent for the benefit of Banks an additional fee of $100,000 to be distributed to Banks pro rata in accordance with their Commitments.

7. Miscellaneous.

(a) All terms, conditions, provisions and covenants in the Loan Documents and all other documents delivered to Agent and Banks in connection therewith shall remain unaltered and in full force and effect except as modified or amended hereby. To the extent that any term or provision of this Agreement is or may be deemed expressly inconsistent with any term or provision in any Loan Document or any other document executed in connection therewith, the terms and provisions hereof shall control.

(b) The execution, delivery and effectiveness of this Agreement shall neither operate as a waiver of any right, power or remedy of Agent or Banks under any of the Loan Documents nor constitute a waiver of any Default or Event of Default thereunder.

(c) In consideration of Agent’s and Banks’ agreement to amend the existing credit facility, Borrower hereby waives and releases Agent and Banks and their respective officers, attorneys, agents and employees from any liability, suit, damage, claim, loss or expense of any kind or failure whatsoever and howsoever arising that it ever had up until, or has as of, the date of this Agreement.

(d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements.

(e) In the event any provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

(f) This Agreement shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.

(g) This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h) The headings used in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, Borrower, Agent and Banks have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

AQUA PENNSYLVANIA, INC.

By:	David P. Smeltzer
	Title:	Executive Vice President, Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION, as a Bank and as Agent

By:	Meredith Jermann
	Title:	Vice President

TD BANK, N.A.

By:	John T. Callaghan
	Title:	Vice President

CITIZENS BANK OF PENNSYLVANIA

By:	Leslie D. Broderick
	Title:	Senior Vice President

THE HUNTINGTON NATIONAL BANK

By:	Chad A. Lowe
	Title:	Vice President